ASSIGNMENT AND ASSUMPTION AGREEMENT



         ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of September 21, 1998, by and between Inovision Corporation, a Delaware corporation (the "Company"), and Frogtown Holdings, Inc., a Delaware corporation (the "Majority Stockholder").

                              W I T N E S S E T H:

         WHEREAS, the Company adopted a Plan of Complete Liquidation and Dissolution effective November 9, 1994 (the "Plan"), pursuant to which the Company will distribute the remainder of its assets to the holders of record (the "Holders") of the shares of Common Stock of the Company that were issued and outstanding on November 9, 1994 (the "Shares") in a final distribution (the "Final Distribution") and file a Certificate of Dissolution with the Secretary of State of the State of Delaware;

         WHEREAS, certain of the Company's assets cannot easily be liquidated or distributed to the Holders and certain of the Company's liabilities are of an ongoing or contingent nature.

         WHEREAS, the Majority Stockholder is the Holder of approximately 82.05% of the Shares;

         NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

         1. Assignment of Settlement Rights. The Company hereby sells, assigns, transfers, sets over and conveys to the Majority Stockholder, and the Majority Stockholder hereby accepts, all of the Company's rights in and to: (a) royalties from the motion picture "Benji, the Hunted," and (b) payments arising out of a settlement agreement with ITC Productions, Inc., Computer Graphics Laboratories, Inc., and GCL Studios, Inc. relating to the potential production of an animated motion picture featuring music by the Beatles.

         2. Transfer of Name. The Company hereby agrees with the Majority Stockholder that upon the filing of the Certificate of Dissolution, all rights of the Company in and to the name "Inovision Corporation" shall be transferred to the Company's designee, Hilltop Ventures, Inc. pursuant to an assignment reasonably satisfactory to the Majority Shareholder.

         3. Agreement with American Stock Transfer. The Company and American Stock Transfer & Trust Co. ("AST") are entering into an Agreement, dated September 21, 1998, pursuant to which the Majority Stockholder is a party for the purposes of Sections 5, 6 and 8 thereof (the "AST Agreement"). Pursuant to the AST Agreement, the Company is transferring to AST all amounts held by it in respect of Unclaimed Amounts (as defined in the AST Agreement)



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with respect to the Liquidating  Distribution  (as defined in the AST Agreement)
and all amounts payable in the Final Distribution. The Majority Stockholder hereby confirms, for the benefit of the Company and the Holders, its obligations under the AST Agreement.

         4. Indemnification and Certain Other Liabilities. The Majority Stockholder and Furst Holdings, Inc. hereby confirm their obligations under the letter, dated November 9, 1994, from the Majority Stockholder and Furst Holdings, Inc. to the Company to indemnify persons (and such persons' heirs, executors, administrators, successors and assigns) who would be entitled to indemnification from the Company for certain matters to the fullest extent that the Company would be permitted to indemnify such persons under Delaware law. The Majority Stockholder and Furst Holdings, Inc. hereby further confirm that they will waive all rights they may have to claim contribution from other Holders in the event that a claim is made against the Majority Stockholder or Furst Holdings, Inc. for liabilities of the Company. The Majority Stockholder hereby assumes all liabilities of the Company to pay legal and accounting fees and expenses payable after the date hereof in respect of services performed for the Company, and all liabilities of the Company with respect to Delaware franchise taxes to the extent not paid on or prior to the date of filing the Certificate of Dissolution.

         5. Agreed Value of Assignments and Assumptions. The parties agree that the fair value of the aggregate of the assignments and assumption of liabilities and obligations hereunder, and the amount to be credited to the Company in the computation of the amount payable to the Majority Stockholder in the final distribution to be made to holders of the shares of common stock of the Company that were issued and outstanding on November 9, 1994, is $412,500.

         6. Binding on Successors and Assigns. The parties hereby agree that this Assignment and Assumption Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Company and the Majority Stockholder.



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         7.    Governing Law. This Assignment and Assumption  Agreement shall be governed by the law of the State of New York, without regard to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, each of the undersigned parties have caused this Assignment and Assumption Agreement to be duly executed by its duly authorized representative as of the date first above written.



                                    INOVISION CORPORATION



                                    By:  /s/ Austin O. Furst, Jr.
                                         ------------------------
                                         Name:  Austin O. Furst, Jr.
                                         Title: Chairman of the Board



                                    FROGTOWN HOLDINGS, INC.



                                    By:  /s/ Austin O. Furst, Jr.
                                         ------------------------
                                         Name:  Austin O. Furst, Jr.
                                         Title: President

Confirmed with Respect to Paragraph 4

FURST HOLDINGS, INC.


By:  /s/ Austin O. Furst, Jr.
     ------------------------
     Name:  Austin O. Furst, Jr.
     Title: President